Exhibit 10.1

NEITHER THIS NOTE, NOR ANY SECURITY ISSUABLE UPON CONVERSION HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS.  NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

BOOMERANG SYSTEMS, INC.

6% CONVERTIBLE PROMISSORY NOTE

$________	As of __________, 2011

Boomerang Systems, Inc., a Delaware corporation, (the “Company”), for value received, hereby promises to pay to the order of _________ or registered assigns (the “Holder”), the principal sum of ______________ ($_________) on __________, 2016 (the “Maturity Date”), and interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum, in arrears, quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2011 (each such date an “Interest Payment Date”).  This Note is one of a series of Notes (the “Notes”) being issued to investors pursuant to a series of securities purchase agreements (the “Securities Purchase Agreements”) in connection with a private offering (the “Offering”) of Notes and warrants to purchase shares of common stock of the Company (the “Warrants”), and includes those Notes and Warrants to be issued in connection with the Offering to certain holders of outstanding debt of the Company in exchange for cancellation of outstanding notes or debentures of the Company.

1.	Interest and Payment

1.1           Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365 days.

1.2         At the option of the Company, the Company may pay a scheduled interest payment in a number of whole shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, in lieu of paying such interest in cash, equal to the quotient obtained by dividing the amount of accrued and unpaid interest payable on such Interest Payment Date by the lesser of: (i) the Conversion Price (as defined herein) then in effect, and (ii) a price equal to the average of the last sale price of the Common Stock during the ten (10) consecutive trading days ending on the fifth (5th) trading day immediately preceding the Interest Payment Date, provided, however, if the average daily trading volume (“ADTV”) value during such ten (10) day period equals or exceeds $100,000 per day, and then only subsection 1.2 (ii) shall be used for the calculation on such Interest Payment Date and subsection 1.2 (i) shall not apply and shall not be used for the calculation on such Interest Payment Date.  ADTV will be determined in accordance with the rules and regulations of the Securities Exchange Act of 1934.  No fractional shares of Common Stock will be issued to the Holder in lieu of cash interest.  The Company may exercise its option to cause the Company to issue shares of Common Stock, in lieu of cash interest payable on an Interest Payment Date, by giving the Holder written notice of its exercise of such option at least three (3) Business Days (as defined herein) prior to such Interest Payment Date and, on the Interest Payment Date, the Company will instruct its transfer agent to issue to the Holder duly executed certificates for the number of whole shares of Common Stock so issuable to the Holder registered in the Holder’s name, and, if applicable, a check payable to the Holder for any cash adjustment in lieu of a fractional share.  “Business Day” means any day other than a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or required by law to be closed.

1.3         All payments received on account of this Note shall be applied first to the payment of accrued and unpaid interest on this Note and then to the reduction of the unpaid principal amount of this Note. In case the entire principal amount of this Note is paid or this Note is purchased by the Company, this Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

1.4         If any payment due on account of this Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following business day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

1.5         Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Holder set forth in Section 9.2 below, or at such other address as the Holder may designate.

2.	Registration; Exercise; Substitution

2.1         The Company will keep at its principal executive office a register for the registration and transfer of this Note.  The name and address of the Holder of this Note, each transfer hereof made in accordance with Section 2.2(a) and the name and address of each transferee of this Note shall be registered in such register.  The person in whose name this Note shall be registered shall be deemed and treated as the owner and holder thereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 2.2(a).

2.2           (a)  Upon surrender of this Note at the principal executive office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or the Holder’s attorney duly authorized in writing, the Company will execute and deliver, at the Company’s expense, a new Note (or Notes) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Subject to Section 2.2(b), the new Note(s) shall be registered in such name(s) as the Holder may request.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note, if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue on the unpaid principal amount thereof as were carried by the Note so exchanged or transferred.

(b)           This Note has been acquired for investment and has not been registered under the securities laws of the United States of America or any state thereof.  Accordingly, notwithstanding Section 2.2(a), neither this Note nor any interest thereon may be offered for sale, sold or transferred in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of the Holder reasonably satisfactory to the Company that such registration and qualification are not required.  This Note shall not be transferred in denominations of less than $1,000 and integral multiples thereof, provided that the Holder may transfer this Note as an entirety regardless of the principal amount thereof.

2.3         Upon receipt by the Company from the Holder of evidence of the loss, theft, destruction or mutilation of this Note  and (a) in the case of loss, theft or destruction, upon indemnity reasonably satisfactory to the Company; or (b) in the case of mutilation, upon surrender and cancellation thereof; the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note, if no interest shall have been paid thereon.

2.4         The Company will pay taxes (if any) due (but not, in any event, income taxes of the Holder) in connection with and as the result of the initial issuance of this Note and in connection with any modification, waiver or amendment of this Note and shall save the Holder harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

3.	[Intentionally omitted].

4.	Conversion.

4.1         The Holder may convert the outstanding principal amount of this Note, and accrued and unpaid interest thereon (or a portion of such outstanding principal amount as provided in Section 4.3) into fully paid and nonassessable shares of Common Stock of the Company (“Conversion Shares”) at any time prior to the time the outstanding principal amount of this Note, and accrued and unpaid interest thereon is paid in full, at the Conversion Price (as defined herein) then in effect.  The number of shares of Common Stock issuable upon conversion of this Note shall be determined by dividing the principal amount (and accrued and unpaid interest, if any) to be converted by the conversion price in effect on the Conversion Date (the “Conversion Price”).  The initial Conversion Price is $4.25 and is subject to adjustment as provided in this Section 4.  The provisions of this Note that apply to conversion of the outstanding principal amount of this Note and accrued and unpaid interest thereon also apply to a partial conversion of this Note.  The Holder is not entitled to any rights of a holder of Conversion Shares until the Holder has converted this Note (or a portion thereof) into Conversion Shares, and only to the extent that this Note is deemed to have been converted into Conversion Shares under this Section 4.

4.2         To convert all or a portion of this Note, the Holder must (a) complete and sign a notice of election to convert substantially in the form annexed hereto (each, a “Conversion Notice”), (b) surrender the Note to the Company, (c) if registered in a different name from the Holder, furnish appropriate endorsements or transfer documents if reasonably required by the Company and (d) if registered in a different name from the Holder, pay any transfer or similar tax, if required.  The date on which the Holder satisfies all of such requirements is the conversion date (the “Conversion Date”).  As soon as practicable, and in no event more than three (3) Business Days after the Conversion Date, the Company will (1) provided that: (a) the Company’s Transfer Agent is participating in The Depository Trust Company’s Fast Automated Securities Transfer Program, (b) the Conversion Shares are eligible for such program, (c) a registration statement covering the re-sale of the Conversion Shares is effective, and (d) on the Conversion Date a letter from a broker has been delivered to the Transfer Agent representing that all of the Conversion Shares were sold pursuant to the registration statement referred to in clause (c) (collectively, the “DTC FAST Requirements”), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if any of the DTC Fast Requirements are not met, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice a certificate for the number of whole Conversion Shares issuable upon such conversion.  The person in whose name the certificate for Conversion Shares is to be registered shall become the stockholder of record on the Conversion Date and, as of the Conversion Date, the rights of the Holder shall cease as to the portion thereof so converted; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the Conversion Shares upon such conversion as the stockholder of record of such Conversion Shares on such date, but such surrender shall be effective to constitute the person entitled to receive such Conversion Shares as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further that such conversion shall be at the Conversion Price in effect on the date that this Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

4.3         In the case of a partial conversion of this Note, upon such conversion, the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note in an aggregate principal amount equal to the unconverted portion of the principal amount.  This Note may be converted in part in a principal amount equal to $10,000 or an integral multiple thereof, unless the outstanding principal amount of this Note is less than $10,000, in which case, only such outstanding principal amount and accrued and unpaid interest thereon is convertible into Conversion Shares.

4.4         No fractional Conversion Shares shall be issued upon conversion of this Note.  Instead of any fractional Conversion Share which would otherwise be issuable upon conversion of this Note, the Company shall round up to the next whole number of shares.

4.5         The issuance of certificates for Conversion Shares upon the conversion of this Note shall be made without charge to the Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder; provided, however, that in the event that certificates for Conversion Shares are to be issued in a name or names other than the name of the Holder, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the Holder or its duly authorized attorney; and provided further, moreover, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name or names other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid or is not applicable.

4.6           (a)   In case the Company shall pay or make a dividend or other distribution to all holders of its Common Stock or any class of capital stock that is payable in shares of Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator shall be the sum of the numerator and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination.  For the purposes of this Section 4.6(a), the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b)           In the event that the Company shall at any time prior to the conversion in full of the Note declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the Note to the extent of the unconverted portion thereof shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the conversion thereof, to receive, upon conversion of such unconverted portion of the Note, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution.  At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection.

(c)           In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)           In case the Company shall fail to take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in shares of Common Stock, then such record date shall be deemed to be the date of the issue of the shares of Common Stock deemed to have been issued as a result of the declaration of such dividend or other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

4.7         No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($.01) in the Conversion Price; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

4.8         In the event that:  (i) the Company takes any action which would require an adjustment in the Conversion Price; (ii) the Company takes any action described in Section 4.9(a), (b) or (c); or (iii) there is a dissolution or liquidation of the Company; the Holder may wish to convert this Note into shares of Conversion Shares prior to the record date for, or the effective date of the transaction, so that such Holder may receive the securities or assets which a holder of shares of Common Stock on that date may receive.  Therefore, the Company shall give written notice to the Holder at least ten (10) Business Days in accordance with the provisions of this Section 4.8 stating the proposed record or effective date, as the case may be, which notice shall be given prior to the proposed record or effective date and, in any case, no later than notice of such transaction is given to holders of Common Stock.  Failure to give such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section.

4.9         If any of the following shall occur, namely:

(a)           any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)           any consolidation or merger to which the Company is a party, other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or

(c)           any sale or conveyance of all or substantially all of the property or business of the Company and its subsidiaries as an entirety;

then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Holder, an agreement in form satisfactory to the Holder providing that the Holder shall have the right to convert this Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.  Such agreement shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 4.  If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.  The provisions of this Section 4.9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

4.10       The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, the full number of Conversion Shares then issuable upon the conversion in full of this Note.

4.11       If the Company shall at any time after the date hereof and prior to the conversion of the Note in full issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holder of the unconverted portion of the Note shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the Conversion thereof, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

4.12       In the event the Company shall, at any time, from time to time, issue or sell any additional shares of Common Stock (“Additional Shares of Common Stock”) (excluding shares issued or issuable as a dividend, distribution or combination as provided in Section 4.6 or an Exempt Issuance (as defined below)), without consideration or for a consideration per share (the “New Price”) less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying the Conversion Price then in effect by a fraction (a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (b) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of such Additional Shares of Common Stock so issued.  “Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other stock-based awards or grants to employees, officers, directors or consultants (provided that such issuances to consultants shall not exceed 1,000,000 shares of Common Stock) of the Company pursuant to any existing stock or option plan or any future stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose and (b) securities upon the exercise or exchange of or conversion of the Notes and Warrants and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Term Sheet.

4.13       If the Company in any manner issues or sells any Convertible Securities (as defined herein) and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share and shall trigger the adjustment provisions of Section 4.12.  For the purposes of this Section 4.13, the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Securities and upon the conversion or exchange or exercise of such Convertible Securities.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities at the price used to calculate the adjustment provisions of Section 4.12.  “Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

4.14       Upon the occurrence of each adjustment pursuant to this Section 4, the Company, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

4.15       The Conversion Shares are subject to registration rights as more fully set forth in the Subscription Agreement between the Company and the initial Holder dated as of the initial date of this Note (the “Subscription Agreement”).

4.16       On the Mandatory Conversion Date (defined below), the outstanding principal amount of this Note and accrued unpaid interest thereon, shall automatically, without action by the Holder or the Company convert into a number of Conversion Shares determined by dividing the outstanding principal amount of this Note plus accrued and unpaid interest thereon, by the Conversion Price in effect on the Mandatory Conversion Date.  The “Mandatory Conversion Date” means the date on which (i) the last sale price of the Common Stock on 20 of the 30 immediately preceding trading days equals or exceeds 200% of the Conversion Price; (ii) the Conversion Shares are eligible for resale under an effective registration statement and/or Rule 144 promulgated under the Securities Act of 1933, as amended, without restriction as to volume or manner of sale and (iii) the ADTV during such 30 trading day period equals or exceeds $500,000.

4.17       If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Business Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4.17 or otherwise. In addition to the foregoing, if within three (3) Business Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise), the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be), and if on or after such third (3rd) Business Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request, pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate.

5.	Events of Default.

5.1         An “Event of Default” exists at any time if any of the following occurs (whether such occurrence shall be voluntary or come about or be effected by operation of law or otherwise):

(a)           the Company defaults in the payment of the principal of this Note when due or defaults in the payment of accrued interest on this Note when due and such default continues for a period of five (5) Business Days after the date such interest became due; or

(b)           the Company’s insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the U.S. Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors; or there shall be commenced against the Company any such proceeding or filed against the Company any such application or petition which proceeding, application or petition is not dismissed or withdrawn within ninety (90) days of commencement or filing, as the case may be; or

(c)           the occurrence and continuation of an event of default under any liabilities in excess of $500,000 with respect to (i) borrowed money, (ii) the deferred purchase price of property acquired by the Company, (iii) capital leases, (iv) letters of credit or similar instruments serving a similar function issued or accepted by banks and other institutions for the account of the Company;

(d)           the Company shall fail to observe or perform any covenant or agreement contained in this Note (other than Section 4.2) which failure is not cured, if possible to cure, within ten (10) Business Days after notice to the Company of such default sent by the Holder or by any other Holder; or

(e)           the Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

(f)           any material representation or warranty made by the Company herein or in the Subscription Agreement, or in any other offering document shall prove to have been false or incorrect or breached in a material respect on the date as of which made.

5.2         Any amount of principal of, or interest on this Note which is not paid when due shall bear interest at the Default Rate (as defined herein) from the due date thereof until the same is paid.  “Default Rate” means a rate of eighteen percent (18%) per annum, or such lesser rate equal to the highest rate permitted by applicable law.

5.3         If any Event of Default shall exist, the Holder may exercise any right, power or remedy permitted to such Holder by law, and shall have in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued and unpaid on, this Note then outstanding to be, and this Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the Holder such principal and interest.

5.4         During the continuance of an Event or Default and irrespective of whether this Note shall become due and payable pursuant to Section 5.2 and irrespective of whether the Holder shall otherwise have pursued or be pursuing any other rights or remedies, the Holder may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein.

5.5         No course of dealing on the part of the Holder nor any delay or failure on the part of the Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers and remedies.  All rights and remedies of the Holder hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or remedies the Holder would otherwise have.

6.          Repayment upon Reorganization, Merger, Consolidation or Sales of Assets.  If at any time or from time to time after the date hereof there shall be: (i) a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities of the Company prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or (ii) the sale of all or substantially all of the Company’s properties or assets to any other person (in each case, an “Organic Change”), then as a part of such Organic Change, the Holder shall have the right, but not the obligation to demand prepayment of this Note together with all unpaid accrued interest during the period commencing on the date that it receives written notice (the “Organic Change Notice”) from the Company that an Organic Change is contemplated or has occurred and ending on the later of (i) ten (10) business days after the date of the Organic Change Notice and (ii) the date on which the Organic Change is consummated.

7.          Covenants.  For so long as this Note is outstanding, without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes (the “Required Note Holders”):

(a)           the Company shall not create, incur, assume or suffer to exist, any indebtedness, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the Company's balance sheet as liabilities and which would be senior or pari passu in right of payment to this Note, except for: (i) secured or unsecured debt issued to a bank or financial institution on commercially reasonable terms, or (ii) any other debt not to exceed $5 million, individually, or in the aggregate.

(b)           The Company shall, and shall cause each of its subsidiaries to, comply with all laws and duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(c)           The Company shall not, and shall not permit its subsidiaries to, engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000, other than: (i) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the Company as fair in all respects to the Company, (ii) reimbursement for expenses incurred on behalf of the Company (iii) transactions and written arrangements in existence on the date of the initial issuance of this Note, and any amendments, modifications, cancellations, terminations, limitations and waivers approved by a majority of the independent disinterested directors of the Company.

(d)           The Company shall not, and shall not permit any subsidiary to: (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or such subsidiaries (other than dividends and distributions from a subsidiary to the Company) or (ii) purchase or otherwise acquire for value, directly or indirectly, any shares or other equity security of the Company, other than the Notes or Warrants.

8.	Interpretation of this Note

8.1         Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, including actions taken by or on behalf of any partnership in which such person is a general partner.

8.2           (a)  The titles of the Sections of this Note appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Note as a whole and not to any particular Section or other subdivision. References to Annexes and Sections are, unless otherwise specified, references to Sections of this Note. References to Annexes and Schedules are, unless otherwise specified, references to Schedules attached to this Note.

(b)           Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

8.3         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. IN ADDITION, THE PARTIES HERETO SELECT, TO THE EXTENT THEY MAY LAWFULLY DO SO, THE INTERNAL LAWS OF THE STATE OF NEW YORK AS THE APPLICABLE INTEREST LAW.

9.	Miscellaneous

9.1         Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note has been converted.

9.2         All communications under this Note shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 1, or at such other address of which the Company shall have notified the Holder.  Communications to the Holder shall be addressed as set forth on Annex 1, or at such other address of which such Holder shall have notified the Company (and the Company shall record such address in the register for the registration and transfer of this Note).  Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.  Notwithstanding the foregoing provisions of this Section 9.2, service of process in any suit, action or proceeding arising out of or relating to this Note or any transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document hereby, shall be delivered in the manner provided in Section 9.5(c).

9.3         The provisions hereof are intended to be for the benefit of the Holder, from time to time, of this Note, and shall be enforceable by any such Holder whether or not an express assignment to such Holder of rights hereunder shall have been made by the payee or his successors or assigns.  In the event that the payee named herein transfers or assigns less than all of this Note, the term “Holder” as used herein shall be deemed to refer to the assignor and assignee or assignees hereof, collectively, and any action permitted to be taken by the Holder hereunder shall be taken only upon the consent or approval of persons comprising the Holder that own that percentage interest in the principal amount of this Note as shall be designated by the payee named herein at the time of such assignment.

9.4           (a)   This Note may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Holder.

  (b)         Any amendment or waiver consented to as provided in this Section 9.4 shall be binding upon the then current Holder and upon each future holder of this Note and upon the Company whether or not this Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

9.5           (a)    THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR TRANSACTIONS CONTEMPLATED HEREBY.

(b)           ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS NOTE MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS NOTE, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. EXPRESS, REGISTERED OR CERTIFIED MAIL OR BY NATIONWIDE OVERNIGHT COMMERCIAL COURIER OR DELIVERY SERVICE AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

(d)           NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF THIS NOTE TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by one of its duly authorized officers or representatives.

BOOMERANG SYSTEMS, INC.

By:
Name: Joseph Bellantoni
Title: Chief Financial Officer

Annex I

(1)          If to the Company, to:
Boomerang Systems, Inc.
355 Madison Avenue
Morristown, New Jersey 07960
Attention: Chief Executive Officer
Telephone No.: ( )
Facsimile No.: ( )

(2)	If to the payee, to:

Attention:

Telephone No.: (  )    -
Facsimile No.: ( ) -
Email:

[FORM OF ELECTION TO CONVERT]

The undersigned hereby elects to exercise its right, pursuant to the 6% Convertible Promissory Note due [______________], 2016 (the “Note”) of Boomerang Systems, Inc. (the “Company”) in the outstanding principal amount of $_________, which Note is tendered herewith, to convert $__________ of the principal amount outstanding (plus accrued interest thereon) under the Note into __________________ shares of the common stock $0.001 par value per share of the Company (the “Shares”), all in accordance with the terms of the Note.

The undersigned requests that [the Company credit the undersigned’s or its designee’s balance account with DTC for such number of shares of Common Stock] [a Certificate for such Shares be registered in the name of ______________, whose address is ____________, and that such Certificate be delivered to ________________, whose address is _________________], [and that a replacement Note in the principal amount of $___________, representing the balance of the principal amount outstanding thereunder after giving effect to this conversion, be issued in the amount of $_________ and delivered to ___________, whose address is ____________].

Dated:	Signature:
(Signature must conform in all respects to name of
Holder as specified on the face of the Note.)

(Insert Social Security or Other
Identifying Number of Holder)

(Address)

(Address)